Exhibit 99.1

The J.G. Wentworth Company™ Announces $207.5 Million Fixed Rate Asset Backed Securitization

RADNOR, Pa. —(BUSINESS WIRE)— The J.G. Wentworth Company™ (“J.G. Wentworth” or the “Company”) (NYSE: JGW) today announced that it has issued, through J.G. Wentworth XXXIII LLC, $207,501,000 of Fixed Rate Asset Backed Notes. The notes will primarily be collateralized by payments from a pool of rights arising under court ordered structured settlement payment purchase contracts, court ordered lottery payment purchase contracts and annuity contracts primarily originated by the J.G. Wentworth and Peachtree Financial Solutions companies.

“This represents the 40th securitization for The J.G. Wentworth Company™ and its predecessors,” said John Schwab, Executive Vice President and Chief Financial Officer, The J.G. Wentworth Company™.

“The Company has once again executed a successful securitization process, with current market volatility highlighting the attractiveness of our asset class to institutional investors who seek calculable returns. We continue to see consistent, robust demand from institutional investors for both classes of our bonds.”

The issue consists of two classes of placed notes: $186,093,000 Class A Fixed Rate Asset Backed Notes that will pay 3.50%, and $21,408,000 Class B Fixed Rate Asset Backed Notes that will pay 4.40%. The notes will be rated AAA (DBRS) and Aaa (Moody’s); and BBB (low) (DBRS) and Baa2 (Moody’s), respectively.

“The success of this transaction and the continued demand for our notes speaks to the predictability and underlying strength of our financial platform,” said Stewart A. Stockdale, Chief Executive Officer, The J.G. Wentworth Company™. “Securitization provides a strong foundation for growth, which will serve us well as we follow through on our objectives to grow our core business and become a more diversified consumer financial services company.”

Barclays was the sole structuring advisor and was joined by Credit Suisse as joint book-running manager. Deutsche Bank Securities and Natixis acted as co-managers.

This release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” All statements, other than statements of historical fact, are forward-looking statements. You can identify such statements because they contain words such as ‘‘plans,’’ ‘‘expects,’’ or ‘‘does expect,’’ ‘‘budget,’’ ‘‘forecasts,’’ ‘‘anticipates,’’ or ‘‘does not anticipate,’’ ‘‘believes,’’ ‘‘intends,’’ and similar expressions or statements that certain actions, events or results ‘‘may,’’ ‘‘could,’’ ‘‘would,’’ ‘‘might,’’ or ‘‘will,’’ be taken, occur or be achieved. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Consideration should be given to the areas of risk set forth under the heading “Risk Factors” in our filings with the Security and Exchange Commission (the “SEC”), including our registration statement on Form S-1 for our initial public offering, as filed with and declared effective by the SEC on November 8, 2013, and in our other filings made from time to time, in connection with considering any forward-looking statements that may be made by us and our business generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

About The J.G Wentworth Company™

J.G. Wentworth focuses on key sectors, including structured settlement payment purchasing, annuity payment purchasing, lottery payment purchasing and pre-settlement funding. Through our two market-leading and highly recognizable brands, J.G. Wentworth and Peachtree Financial Solutions, we purchase future structured settlement payment streams from our customers.

For more information about J.G. Wentworth, visit www.jgw.com or use the contact information provided below.

Contact:

Investor Relations:
Jennifer Gambol, 866-386-3853

investor@jgwentworth.com

or

Media Inquiries:
Makovsky for The J.G. Wentworth Company™
Michael Goodwin, 212-508-9639

mgoodwin@makovsky.com